EXHIBIT 1

THE
BANK                                   Payment Date:   10/25/96
NEW YORK                               Accrual Period: 9/26/96 thru 10/25/96

101 Barclay Street, 12E

New York, NY 10286
Attn: Douglas Badaszewski, MBS Unit
      (212) 815-2793



                                 GREENWICH CAPITAL ACCEPTANCE, INC.
                         Mortgage Pass-Through Certificates, Series 1996-CHL1
                                 Countrywide Home Loans, as Servicer

         Class                                 Current Payment Information               Factors per $1,000
      Information               Beg                                                                    End
                           Certificate/      Pass       Principal      Interest       Total
Certificate/    Principal
    Type        Name       Notional Bal.  Thru Rate     Dist. Amt.    Dist. Amt.      Dist.        Notional
Bal.      Dist.
   Senior        A       183,595,476.73    5.912500%   2,712,899.15   904,590.21   3,617,489.36  180,882,577.58   14.4329778
Subordinate    B-I0      184,686,142.35    2.908502%           0.00         0.00           0.00  182,426,404.90      .000000
  Residual       R                 0.00    0.000000%            n/a         0.00           0.00            0.00      .000000

  Totals         -       183,595,476.73           -    2,712,899.15   904,590.21   3,617,489.36  180,882,577.58   14.4329778


(table continued)

Class Information           Current Payment Information      Factors per $1,000

                             Interest        Ending
    Type       Name            Dist.        Cert. Bal.
   Senior       A           4.8125381      962.3189367
 Subordinate   B-10          .0000000      970.5322998
  Residual      R            .0000000         .0000000

   Totals                   4.8125381       19.2455159






         Class                                                                  Losses and Unpaid Amounts
      Information              Original Certificate Information
Unpaid
                                                                           Carry Forward    Interest
Interest
Class Code       Name        Cert. Bal.       Pass Thru       Cusips           Amount      Shortfalls
Shortfalls
                  A       187,965,310.34      5.818750%     396782ES9          0.00           0.00
0.00
                B-IO      187,965,310.34      3.165104%           n/a           n/a           0.00
0.00
                  R                 0.00      0.000000%           n/a           n/a            n/a
n/a

Totals            -       187,965,310.34             -            -               -              -
 -



  P&S Ref.               ENDING COLLATERAL INFORMATION
 Sec. 4.05
            Aggregate stated principal balance       182,426,404.93
            Loan count                                         1732
            Weighted average remaining term                  354.00
            Weighted average coupon rate                  9.491002%


P&S Ref.         FEES & ADVANCESSERVICER        INSURER
Sec. 4.05
            Monthly fees                74,530.2726,009.36
            Advances (this period)      52,524.71
            Recoveries (this period)         0.00
            Outstanding advances        52,524.71


P&S Ref.        OTHER INFORMATION
Sec. 4.05
            Available funds                            3,718,028.99
            Insured payments                                   0.00
            Aggregate prepayments                      2,159,302.87
            Required subordination amount              5,638,959.31
            Subordination deficit                              0.00
            Class B-IO optimal interest dist amount      447,633.42
            Subordination increase amount                453,161.73


  P&S Ref.                         DELINQUENCY INFORMATION (as of the Due Date)
 Sec. 4.05

                     Period                          Loan Count                 Ending Stated Balance
                     ------                          ----------                 ---------------------
            31-60 days                                   38                              3,800,849.39
            61-90 days                                   11                              1,026,678.08
            91+ days                                      2                                187,036.85
            In foreclosure                               10                                999,964.83

            Totals                                       61                              6,014,529.15
                                                         ==                              ============


P&S Ref.                        REO INFORMATION
Sec. 4.05           REO Date                         Loan Number            Ending Stated Balance
                    --------                     --------------------       ---------------------
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                    Totals                                        0                          0.00
                                                                  =                          ====

P&S Ref.                                   Liquidated Loan Information
Sec. 4.05


            Loan Number       Stated Principal Balance              Realized Loss
            -----------       ------------------------           ----------------
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00

            Totals                                   0                       0.00
                                                     =                       ====
